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EXHIBIT 23



CONSENT OF INDEPENDENT ACCOUNTANTS







We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-34920, File No. 333-86225, File No. 333-86187, File No. 2-92311 and File No. 33-80332) of Genesis Worldwide Inc. of our report dated March 14, 2001 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers  LLP
Dayton, Ohio
March 30, 2001







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